Administration Agreement dated October 1, 2006, amended as of April 13, 2007

                                                                       Exhibit 1

                            ADMINISTRATION AGREEMENT

                                      Funds

Open-end Funds

Pioneer Bond Fund
Pioneer Emerging Markets Fund
Pioneer Equity Income Fund
Pioneer Equity Opportunity Fund
Pioneer Europe Select Equity Fund
Pioneer Fund
Pioneer Fundamental Growth Fund
Pioneer Global High Yield Fund
Pioneer Growth Shares
Pioneer High Yield Fund
Pioneer Ibbotson Asset Allocation Series
     Pioneer Ibbotson Aggressive Allocation Fund*
     Pioneer Ibbotson Conservative Allocation Fund*
     Pioneer Ibbotson Growth Allocation Fund*
     Pioneer Ibbotson Moderate Allocation Fund*
Pioneer Independence Fund
Pioneer International Equity Fund
Pioneer International Value Fund
Pioneer Mid Cap Growth Fund
Pioneer Mid Cap Value Fund
Pioneer Money Market Trust
     Pioneer Cash Reserves Fund
Pioneer Protected Principal Trust
     Pioneer Protected Principal Plus Fund
     Pioneer Protected Principal Plus Fund II
Pioneer Real Estate Shares
Pioneer Research Fund
Pioneer Select Equity Fund
Pioneer Select Value Fund
Pioneer Series Trust I
     Pioneer Oak Ridge Small Cap Growth Fund
     Pioneer Oak Ridge Large Cap Growth Fund
Pioneer Series Trust II
     Pioneer AmPac Growth Fund
     Pioneer AMT-Free CA Municipal Bond Fund
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     Pioneer AMT-Free Municipal Bond Fund
     Pioneer Growth Leaders Fund
     Pioneer Growth Opportunities Fund
     Pioneer Small and Mid Cap Growth Fund
     Pioneer Tax Free Money Market Fund
Pioneer Series Trust III
     Pioneer Cullen Value Fund
Pioneer Series Trust IV
     Pioneer Classic Balanced Fund
     Pioneer Government Income Fund
     Pioneer Institutional Money Market Fund
     Pioneer International Core Equity Fund
     Pioneer Treasury Reserves Fund
Pioneer Series Trust V
     Pioneer Global Select Equity Fund
     Pioneer High Income Municipal Fund
     Pioneer Oak Ridge All Cap Growth Fund
     Pioneer Select Research Growth Fund
     Pioneer Select Research Value Fund
Pioneer Series Trust VI
     Pioneer Floating Rate Fund
Pioneer Short Term Income Fund
Pioneer Small Cap Value Fund
Pioneer Strategic Income Fund
Pioneer Tax Free Income Fund
Pioneer Value Fund
     Pioneer Variable Contracts Trust:
     Pioneer America Income VCT Portfolio
     Pioneer Bond VCT Portfolio
     Pioneer Core Bond VCT Portfolio
     Pioneer Cullen Value VCT Portfolio
     Pioneer Emerging Markets VCT Portfolio
     Pioneer Equity Income VCT Portfolio
     Pioneer Equity Opportunity VCT Portfolio
     Pioneer Fund VCT Portfolio
     Pioneer Global High Yield VCT Portfolio
     Pioneer Growth Opportunities VCT Portfolio
     Pioneer Growth Shares VCT Portfolio
     Pioneer High Yield VCT Portfolio
     Pioneer Ibbotson Aggressive Allocation VCT Portfolio*
     Pioneer Ibbotson Growth Allocation VCT Portfolio*
     Pioneer Ibbotson Moderate Allocation VCT Portfolio*
     Pioneer International Value VCT Portfolio
     Pioneer Mid Cap Value VCT Portfolio
     Pioneer Money Market VCT Portfolio
     Pioneer Oak Ridge Large Cap Growth VCT Portfolio
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     Pioneer Real Estate Shares VCT Portfolio
     Pioneer Small and Mid Cap Growth VCT Portfolio
     Pioneer Small Cap Value VCT Portfolio
     Pioneer Strategic Income VCT Portfolio
     Pioneer Value VCT Portfolio

Closed-end Funds
Pioneer Diversified High Income Trust*
Pioneer Floating Rate Trust*
Pioneer High Income Trust*
Pioneer Interest Shares
Pioneer Municipal High Income Trust*
Pioneer Municipal High Income Advantage Trust*
Pioneer Tax Advantaged Balanced Trust*

*    Certain Accounting Services provided by a third party.

Updated as of April 13, 2007.

By:     /s/ Vincent Nave
Name:   Vincent Nave
Title:  Treasurer of Each Fund Listed Above